Exhibit 32.1

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-Q filed by August 12, 2009 for the quarter ended June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 12, 2009	/s/ Ronald Leon Moore
Ronald Leon Moore
Chairman, President & Chief Executive Officer

Date: August 12, 2009	/s/ J. Alan Dickerson
J. Alan Dickerson
Vice President & Chief Financial Officer

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